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                     ALTRIS SOFTWARE, INC. SECURITIES LITIGATION

                             MEMORANDUM OF UNDERSTANDING


     This memorandum of understanding ("MOU") contains the principal terms of a settlement between plaintiffs and defendants Altris Software, Inc. ("Altris"), Jay V. Tanna ("Tanna") and John W. Low ("Low") in ROBERT REIGER, ET AL., ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, V. ALTRIS SOFTWARE, INC., ET AL., United States District Court, Southern District of California, Case No. 98 CV 0528 TW(JFS), consolidated with Case Nos. 98 CV 0553, 98 CV 0612, 98 CV 0697, 98 CV 0806, and 98 CV 0827 (the "Altris Software Securities Litigation"). Altris, Tanna, and Low are collectively referred to as the "Altris Defendants".

     1. Admiral Insurance Company will deposit $2.5 million no later than two weeks from the date this MOU is signed into a settlement escrow account located in California and controlled by plaintiffs' Lead Counsel (subject to court oversight). If the settlement funds are not deposited on or before that date, the settlement funds will bear interest at eight percent (8%) from that date until they are deposited in the escrow account.

     2. Altris will issue 2,304,271 shares of common stock to plaintiffs, equal to twenty percent (20%) of the sum of (a) the number of shares of common stock currently outstanding (9,614,663) and (b) the maximum number of shares issuable upon conversion of the Series D Convertible Preferred Stock (1,906,692), subject to the court's determination that the issuance of the stock is exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933 and in compliance with all applicable state securities and Blue Sky laws. The settlement will include an agreement by Altris for a period of eighteen months not to issue any additional

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common stock for less than fair market value as determined in good faith by a disinterested majority of the Board of Directors, with the exception of options, warrants or convertible securities. During the eighteen month period, Altris will not issue new options, warrants or convertible securities with an exercise or conversion price that is less than fair market value as determined by a disinterested majority of the Board of Directors at the time the exercise or conversion price is established.

     3. The parties will promptly memorialize the settlement in a Stipulation of Settlement and will jointly seek preliminary approval of the settlement as soon as practicable. The parties acknowledge that time is of the essence and anticipate completing the Stipulation of Settlement within 14 days.

     4.    The Altris Defendants will, as follows:

           a) Upon execution of this MOU, Altris will provide copies of the documents it produced in response to the subpoena issued by the Securities and Exchange Commission.

           b) Altris will promptly respond to requests by plaintiffs' counsel for additional documents.

           c) Upon execution of the Stipulation of Settlement, Tanna and Low will make themselves available for interviews by plaintiffs' counsel at a reasonable place and time to be agreed upon by the parties.


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           d)    Upon execution of the Stipulation of Settlement, plaintiffs'
counsel may interview current Altris employees at a reasonable place and time to be agreed upon by the parties.

           e) Altris will assist plaintiffs in identifying, locating and arranging interviews of former employees of the company whom plaintiffs' counsel wish to interview.

           f) The parties will agree upon and execute a confidentiality agreement providing that the plaintiffs shall use the documents and information provided by the Altris Defendants solely in connection with the Altris Software Securities Litigation.

           g) The good faith cooperation of the Altris Defendants identified in this paragraph is a condition to the settlement. If the Altris Defendants do not cooperate in good faith with plaintiffs as set forth in this paragraph by refusing to provide the documents identified above or failing to appear for interviews, plaintiffs may terminate the settlement. If plaintiffs terminate the settlement, the parties shall be restored to their respective positions prior to the execution of this MOU and the settlement funds plus interest earned, less costs of notice, shall be returned to Admiral Insurance Company.

           h) Upon execution of the Stipulation of Settlement, the stay of discovery pursuant to the Private Securities Litigation Reform Act shall terminate with respect to Altris, Tanna and Low.


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

     5. The settlement will include an agreement by Tanna to forego any claim for additional compensation pursuant to the Separation Agreement and Release of Claims dated April 1, 1998 and an agreement to surrender his 35,000 shares of Altris common stock.

     6. The settlement will include a release of claims in a form acceptable to the Altris Defendants and Admiral Insurance Company and releases of all counsel.

     7. The judgment to be entered will contain a finding that, during the course of the Altris Software Securities Litigation, no party to the MOU violated the provisions of Rule 11 of the Federal Rules of Civil Procedure.

     8. The class as defined in plaintiffs' Consolidated Amended Class Action Complaint for Violations of the Federal Securities Laws and the California Corporations Code will be certified for purposes of this settlement.

     9. The settlement is conditioned upon receiving final judicial approval of all settlement terms, including a good faith determination pursuant to CCP
Section 877.6 with regard to plaintiffs' state law claims.

     10. The settlement will not be conditioned upon the obtaining of or any judicial approval of any releases between or among the settling defendants and/or any third parties. No such releases will be contained in the Stipulation or referred to in the Final Judgment approving the settlement.

     11. Any attorneys' fees and costs awarded plaintiffs' counsel by the court shall be paid to plaintiffs' counsel immediately upon award, notwithstanding the existence of any timely filed


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objections thereto, or potential for appeal therefrom, or collateral attack on the settlement or any part thereof, subject to plaintiffs' counsel's several obligation to make appropriate refunds or repayments to the settlement fund plus interest at a rate to be agreed upon between the parties if, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is lowered.

     12. The settlement is conditioned upon the approval of Altris' Board of Directors.

     13. The settlement will be non-recapture, i.e., it is not a claims-made settlement. The settlement proceeds will be allocated among class members pursuant to a plan of allocation determined by plaintiffs' co-lead counsel, subject to court approval. The Altris Defendants will have no responsibility for the plan of allocation.

     14. The Stipulation of Settlement will be subject to a customary "blow provision" to be negotiated by the parties.

     15. Gibson, Dunn & Crutcher LLP has consulted with counsel for Admiral Insurance Company, informed them of the contents of this MOU and obtained their approval to sign this MOU.

     16.  This memorandum may be executed in separate counterparts.


                                   MILBERG WEISS BERSHAD HYNES & LERACH LLP


Dated:                             By
        -----------------            -------------------------------------
                                            Blake M. Harper


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                                   Co-lead Counsel for Plaintiffs








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

                                   BERNSTEIN LITOWITZ BERGER & GROSSMAN LLP


Dated:                             By
        -----------------            -------------------------------------
                                            Douglas M. McKeige
                                   Co-lead Counsel for Plaintiffs


                                   SPECTOR & ROSEMAN, P.C.


Dated:                             By
        -----------------            -------------------------------------
                                            Robert M. Roseman
                                   Co-lead Counsel for Plaintiffs


                                   LUCE, FORWARD, HAMILTON & SCRIPPS LLP


Dated:                             By
        -----------------            -------------------------------------
                                            Cary W. Miller
                                   Counsel for Jay V. Tanna


                                   GIBSON, DUNN & CRUTCHER LLP


Dated:                             By
        -----------------            -------------------------------------
                                            Meryl L. Young
                                   Counsel for Altris Software, Inc. and
                                   John W. Low





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